UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SHEARSON FINANCIAL NETWORK, INC.

(Name of Registrant As Specified In Its Charter)

 (Name of Person(s) Filing Consent solicitation statement, if Other Than the Registrant)

Gregory Sichenzia, Esq.
David B. Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
(212) 930-9700
(212) 930-9725 (Fax)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

SHEARSON FINANCIAL NETWORK, INC.
2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89074

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 7, 2007

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Shearson Financial Network, Inc., a Nevada corporation (the “Company”), will be held on August 7, 2007, at 9:00 AM Pacific Daylight Time at 2470 St. Rose Parkway, Suite 314, Henderson, Nevada 89074 for the purpose of considering and voting upon the following matter:

1.           To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to decrease the number of shares of common stock authorized to be issued; and

2.           To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of common stock of the Company at a ratio to be determined by the Board of Directors up to a maximum ratio of one-for-200, to be effective at any time prior to 12 months after the date of stockholder approval, in the discretion of the Board of Directors.

Our board of directors has fixed the close of business on July 23, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or adjournments of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael A. Barron
Chief Executive Officer

July 26, 2007
Las Vegas, Nevada

Your vote is very important. Whether or not you plan to attend the special meeting, in order to ensure representation of your shares, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. No postage need be affixed if the proxy card is mailed in the United States. If you have any questions, please contact Michael A. Barron, CEO, at 702-868-7922.

SHEARSON FINANCIAL NETWORK, INC.
2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89074

EXPLANATORY NOTE

This Preliminary Proxy Statement is being filed to replace the Preliminary Proxy Statement which was filed by the Company on July 23, 2007.  The Preliminary Proxy Statement filed on July 23, 2007 shall be deemed null and void and no action shall be taken by the Company pursuant to it.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 7, 2007

TABLE OF CONTENTS

THE COMPANY	4

INFORMATION ABOUT SOLICITATION AND VOTING	4

INFORMATION ABOUT THE SPECIAL MEETING	4

PROPOSAL NO. ONE: DECREASE NUMBER OF AUTHORIZED SHARES	6

PROPOSAL NO. TWO: REVERSE STOCK SPLIT	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10

OTHER MATTERS	11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	11

AVAILABLE INFORMATION	11

THE COMPANY

Shearson Financial Network, Inc.
2470 St. Rose Parkway, Suite 134
Henderson, Nevada 89074
(702) 868-7900

Shearson Financial Network, Inc., formerly known as Blue Star Coffee, Inc. and Consumer Direct of America, (“CDA”) is a Nevada corporation formed in July, 2000 to sell specialty coffee beans, brewed coffee and espresso-based beverages through company-owned and franchised retail locations. In February 2002, Blue Star, which was then in the development stage, acquired all of the outstanding stock of Consumer Capital Holdings, Inc. and Consumer Capital Holdings became a wholly owned subsidiary of Blue Star. After its acquisition of Consumer Capital Holdings, Blue Star changed its name to Consumer Direct of America. On May 1, 2006, the Company changed its name to Shearson Financial Network, Inc., (“SFN”) is a direct-to-consumer mortgage broker and banker with revenues derived primarily from origination commissions earned on the closing of first and second mortgages on single-family residences (“mortgage loans” and “home equity loans”). The Company’s wholly owned subsidiary, Shearson Home Loans, formerly known as Consumer Direct Lending Inc. ("CDL") is a Nevada corporation formed in October 2001 to originate retail mortgages and to provide mortgage banking services. The board of directors of CDL approved to change the name of the Company from Consumer Direct Lending, Inc. to Shearson Home Loans on June 22, 2005. Shearson Home Loans establishes banking and correspondent relationships with major lenders and banks.

INFORMATION ABOUT SOLICITATION AND VOTING

Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Shearson Financial Network, Inc. (the “Company”) for use at the Special Meeting of Shareholders to be held on August 7, 2007 at 9:00 AM, Pacific Daylight Time, at 2470 St. Rose Parkway, Suite 314, Henderson, Nevada, 89074 and at any adjournment or adjournments of the special meeting.

The notice of meeting, this Proxy Statement, the enclosed proxy card, our Form 10-Q for the quarter ended March 31, 2007, and our annual report to shareholders for the year ended December 31, 2006 which includes a copy of our Annual Report on Form 10-K for the same fiscal year as filed with the Securities and Exchange Commission (the “SEC”), including financial statements and schedules, but excluding exhibits, are first being sent or given to shareholders on or about August 7, 2007.  We will, upon written request of any shareholder who has not otherwise received a copy of our annual report on Form 10-KSB/A for the fiscal year ended December 31, 2006, furnish without charge a copy of that annual report on Form 10-KSB/A, including financial statements and financial statement schedules, but excluding exhibits, as filed with the SEC.  Please address your request to Shearson Financial Network, Inc., 2470 St. Rose Parkway, Suite 314, Henderson, Nevada 89074, Attention: Michael Baron, Chief Executive Officer.  Exhibits will be provided upon written request and payment of an appropriate processing fee.

INFORMATION ABOUT THE SPECIAL MEETING

WHEN IS THE SPECIAL MEETING?

August 7, 2007, 9:00 AM. Pacific Daylight Time

WHERE WILL THE SPECIAL MEETING BE HELD?

The meeting will be held at 2470 St. Rose Parkway, Suite 314, Henderson, Nevada 89074.

WHAT ITEMS WILL BE VOTED UPON AT THE SPECIAL MEETING?

At the special meeting and any adjournment or adjournments of the special meeting, our shareholders will be asked to consider and vote upon the following matters:

1.	To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to decrease the number of shares of common stock authorized to be issued; and

2.
To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of common stock of the Company at a ratio to be determined by the Board of Directors up to a maximum ratio of one-for-200, to be effective at any time prior to 6 months after the date of stockholder approval, in the discretion of the Board of Directors.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on July 23, 2007 will be entitled to notice of and to vote at the special meeting and any adjournments of the special meeting.  You are entitled to one vote for each share of common stock held on that date.  On July 23, 2007, there were 905,444,136 shares of our common stock outstanding and entitled to vote.

YOUR BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL SET FORTH HEREIN.

HOW DO I VOTE?

You can vote either by attending the meeting and voting at the meeting or by or by completing, signing and returning the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope.  Proxies should not be sent by the stockholder to the Company, but to Continental Stock Transfer and Trust Company .  A pre-addressed, postage-paid envelope is provided for this purpose.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the special meeting by:

1.	Submitting another proxy by mail with a more recent date than that of the proxy first given;

2.	Sending written notice of revocation to Shearson Financial Network, Inc. 2470 St. Rose Parkway, Suite 314, Henderson, Nevada, 89074, Attention: Michael Baron; or

3.
Attending the special meeting and voting in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT IF I SIGN AND RETURN MY PROXY CARD BUT I DO NOT INCLUDE VOTING INSTRUCTIONS?

If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR the amendment to our certificate of incorporation.

WHAT CONSTITUTES A "QUORUM" FOR THE SPECIAL MEETING?

The holders of a majority of the issued and outstanding shares of the Company's common stock entitled to vote at the special meeting present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the special meeting.  You will be considered part of the quorum if you have voted by proxy.  Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the special meeting for purposes of determining a quorum.  However, abstentions, withholding of a vote and broker non-votes do not count in the voting results.  A broker non-vote occurs when a broker or other nominee (which has voted on one or more matters at the meeting) who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

On July 23, 2007, the record date for determination of shareholders entitled to vote at the special meeting, there were  outstanding and entitled to vote 905,444,136 shares of our common stock.  The holders of a majority of our common stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting.  Common stock represented in person or by proxy, including abstentions and broker non-votes with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum exists at the special meeting.  Broker non-votes with respect to a particular matter will not be counted as votes in favor of that matter and will not be counted as votes cast on that matter.  Accordingly, broker non-votes will have no effect on the matters specified in the notice of meeting.

•	To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to decrease the number of shares of common stock authorized to be issued; and

—
To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of common stock of the Company at a ratio to be determined by the Board of Directors up to a maximum ratio of one-for-200, to be effective at any time prior to 6 months after the date of stockholder approval, in the discretion of the Board of Directors.

DISSENTER'S RIGHT OF APPRAISAL.

No action will be taken in connection with the proposal described in this Proxy Statement for which Nevada0 law, our Articles of Incorporation or Bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares.

HOUSEHOLDING OF PROXY MATERIALS.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and annual reports.  This means that only one copy of this Proxy Statement or our annual report may have been sent to multiple shareholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number:  Shearson Financial Network, Inc. 2470 St. Rose Parkway, Suite 314, Henderson, Nevada, 89074, phone: (702) 868-7900, Attention: Michael Baron.  If you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2008.

Written notice of proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for consideration at our annual meeting of shareholders in 2008 must be received by us within a reasonable time before the Company begins to print and mail the Proxy Statement in order to be considered timely for purposes of Rule 14a-8 under the Exchange Act.  The persons designated in our proxy card will be granted discretionary authority with respect to any shareholder proposal with respect to which we do not receive timely notice.  Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for our annual meeting of shareholders in 2008 must be received by our corporate secretary at our principal offices by September 17, 2007.

OTHER MATTERS.

Our board of directors knows of no other business which will be presented for consideration at the special meeting other than those matters described above.  However, if any other business should come before the special meeting, it is the intention of the person named in the enclosed proxy card to vote, or otherwise act, in accordance with his best judgment on such matters.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

We will bear the costs of soliciting proxies.  In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews.  We will reimburse these persons for their reasonable expenses in connection with any of these solicitations.  In addition, we will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies, and we will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Proposal 1:

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO DECREASE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 1,000,000,000 SHARES TO 300,000,000 SHARES

Under our Articles of Incorporation, as amended, there are 1,000,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock authorized for issuance.  The Board of Directors has unanimously authorized and approved an amendment to our Articles of Incorporation to decrease the number of our shares of Common Stock authorized for issuance from 1,000,000,000 shares to 300,000,000 shares.  Subject to shareholder approval, Article 4 of our Articles of Incorporation would be amended to read as follows and would be filed with the Nevada Secretary of State:

Article 4.  Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 300,000,000 shares of Common Stock having a $0.001 par value, and 15,000,000 shares of Preferred Stock having a $0.001 par value.  The Common and/or Preferred Stock of the Company may be issued from time to without prior approval by shareholders.  The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.  The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

As of the Record Date, a total of 905,444,136 shares of the Company’s currently authorized 1,000,000,000 shares of Common Stock are issued and outstanding.  The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.

If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.  Holders of our common stock as such have no statutory preemptive rights with respect to issuances of common stock.

Approval to amend the Articles of Incorporation to decrease the number of shares of common stock authorized for issuance requires, under the Nevada Corporations Law (“NCL”) the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company.  The Company has no class of voting stock outstanding other than the common stock.

Section 78.320 of the NCL provides generally that, unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents, setting forth in writing the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a meeting of stockholders.  Under the applicable provisions of the NCL, the proposed amendment is authorized when written consents from holders of record of a majority of the outstanding shares of voting stock on the Record Date are signed and delivered to the Company.  Withholding of consents, abstentions, and broker non-votes all have the effect of a vote against the proposed charter amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1

Proposal 2:

APPROVAL OF AMENDMENT OT ARTICLES OF INCORPORATION TO AFFECT A REVERSE STOCK SPLIT

The Company also proposes to authorize the Company's Board of Directors to affect a reverse split of all outstanding shares of the Company's common stock by an amendment to the Company's Articles of Incorporation.  The amendment would affect a reverse stock split in a ratio to be determined by the Board of Directors in its discretion but not in excess of a ratio of one-for-200.  The Board of Directors would have the sole discretion to elect, as it determines to be in the best interests of the Company and its stockholders, whether or not to amend the Company's Articles of Incorporation to affect a reverse stock split, at any time prior to twelve months from the date of stockholder approval.  If the reverse stock split authorized by the stockholders is not implemented within twelve months after the date of stockholder approval, the amendment will be deemed abandoned, without any further effect.  In that case the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse split to be advisable at that time.  The Board of Directors believes that approval of a proposal granting this discretion to the board, rather than approval of an immediate reverse stock split, provides the board with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and its stockholders.

If the Board of Directors elects to implement the reverse stock split, each issued and outstanding share of common stock would automatically be changed into a fraction of a share of common stock in accordance with the ratio determined by the Board of Directors.  The par value of the common stock would remain unchanged at $0.001 per share, and the number of authorized shares of common stock would remain unchanged.  Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole number.  The reverse stock split would become effective upon filing the amendment to the Company's Articles of Incorporation with the Nevada Secretary of State.

Reasons for the Reverse Stock Split

The Board of Directors believes that the current per-share price of the common stock has limited the effective marketability of the common stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios.  Further, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced or penny stocks.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of these policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commission on a sale of lower priced stock also may represent a higher percentage of the sale price than the brokerage commission on a higher priced issue.  Any reduction in brokerage commissions resulting from a reverse stock split may be offset, however, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by the reverse stock split.

In evaluating the reverse stock split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits.  These factors include the negative perception of reverse stock spits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have affected reverse stock splits has subsequently declined back to pre-reverse stock split levels.  The Board of Directors, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of common stock outstanding, and to increase the trading price of the Company's common stock.  However, the effect of any reverse stock split upon the market price of the Company's common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied.  The Company cannot assure you that the trading price of the Company's common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the Company's common stock outstanding as a result of the reverse stock split. Also, as stated above, the Company cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of the Company's common stock, or that the trading price would reach any of the thresholds required by the Nasdaq markets.  The trading price of the Company's common stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Stockholders

If the Company implements the reverse stock split, the number of shares of common stock held by each stockholder would be reduced by dividing the number of shares held immediately before the reverse stock split by the larger number in the ratio determined by the Board of Directors (for example, if the Board approved a ratio of one-for-five, the number of shares held by each stockholder would be divided by five), and then rounding up to the nearest whole share.  The reverse stock split would affect the Company's common stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Effect on Options, Warrants and Other Securities

All outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's common stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities.  In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio approved by the Board of Directors.  Also, the number of shares reserved for issuance under the Company's existing stock option plans would be reduced proportionally based on such ratio.

Other Effects on Outstanding Shares

If a reverse stock split were implemented, the rights of the outstanding shares of common stock would remain the same after the reverse stock split.

The reverse stock split may result in some stockholders owning "odd-lots" of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act.  The proposed reverse stock split would not affect the registration of the common stock under the Securities Exchange Act.

Authorized Shares of Common Stock

The reverse stock split, if implemented, would not change the number of authorized shares of the Company's common stock as designated by the Company's Articles of Incorporation, as amended.  Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance of the Company's common stock would increase.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Company's stockholders approve the proposed amendment to the Company's Articles of Incorporation to affect the reverse stock split, the Board of Directors may elect whether or not to declare a reverse stock split at any time prior to 12 months after the date of stockholder approval.  The reverse stock split would be implemented by filing the appropriate amendment to the Company's Articles of Incorporation with the Nevada Secretary of State, and the reverse stock split would become effective on the date of the filing.

As of the effective date of the reverse stock split, each certificate representing shares of the Company's common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split.  All options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, stockholders and holders of securities convertible into the Company's common stock would be notified of the effectiveness of the reverse split.  Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates.  Instead, the holder of the certificate will be contacted.

No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share.  Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with any reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Company's common stock would remain unchanged at $0.001 per share after the reverse stock split.  Also, the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete.  It does not discuss any state, local, foreign or minimum income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively.  This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split.  The aggregate tax basis of the shares received in the reverse stock split would be the same as the stockholder's aggregate tax basis in the shares exchanged.  The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

The Company's beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

Vote Required; Manner of Approval; Appraisal Rights

Approval to amend the Articles of Incorporation to affect a reverse stock split requires, under the NCL, the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company.  The Company has no class of voting stock outstanding other than the common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of July 23, 2007 by (a) each of the Company's directors and executive officers, (b) all of the Company's directors and executive officers as a group and (c) each person known by the Company to be the beneficial owner of more than five percent of its outstanding common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Owned	Percent of Common Stock Owned
Gregg Shanberg	104,000,000	11.5%
Keith A. Fink	76,050,000	8.4%
La Jolla Cove Investments	60,000,000	6.6%
Mariners Capital Inc.	48,000,000	5.3%
Michael A. Barron	30,301,846	3.3%
Joseph Cosio-Barron	38,000,000	4.2%
Theresa Carlise	17,000,000	1.9%
Lee W. Shorey	17,134,000	1.9%

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO DECREASE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 1,000,000,000 SHARES TO 300,000,000 SHARES AND TO INSTITUTE A ONE-FOR-TWO HUNDRED REVERSE COMMON STOCK SPLIT

OTHER MATTERS

Our board of directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Proxy Statement incorporates by reference the documents listed below, which contain important business and financial information. This means that we can disclose information to you by referring you to other documents filed separately with the Securities and Exchange Commission (“SEC”). The information incorporated by reference is considered a part of this Proxy Statement, except for any information superseded by information contained in this Proxy Statement.

The following documents are incorporated by reference into this Proxy Statement:

The Company's Annual Report on Form 10K/SBA for the year ended December 31, 2006; and

The Company's Quarterly Report on Form 10QSB/A for the period ended March 31, 2007.

Any statement contained in a document incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or any other subsequently filed document that is incorporated by reference into this Proxy Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

The Company's most recent Form 10-K is included in our annual report to shareholders, which is enclosed with this Proxy Statement.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, Proxy Statements and other information with the SEC relating to our business, financial statements and other matters. Copies of such reports, Proxy Statements and other information may be copied (at prescribed rates) at the public reference room maintained by the Securities and Exchange Commission at 100 F Street NE, Washington DC 20549. For further information concerning the SEC's public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

Requests for documents relating to the Company should be directed to:

Michael A. Barron
Chief Executive Officer
Shearson Financial Network, Inc.
2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89074
(702) 868-7922

Our board of directors hopes that shareholders will attend the special meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated. Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.

By Order of the Board of Directors

Michael A. Barron,
Chief Executive Officer

July 26, 2007